EXHIBIT 99

                                                              sea containers ltd

                                                                    news release



SEA CONTAINERS ANNOUNCES EXPIRATION OF EXCHANGE OFFER FOR 12-1/2% SENIOR SUBORDINATED DEBENTURES


     HAMILTON, Bermuda, July 24, 2003 -- Sea Containers Ltd. (NYSE: SCRA and SCRB, http://www.seacontainers.com), marine container lessor, passenger and freight transport operator, and leisure industry investor, today announced the expiration of the exchange offer for its outstanding 12-1/2% Senior Subordinated Debentures due 2004. The exchange offer expired Wednesday, July 23, 2003 at 5:00 p.m., New York City time.

     Based on the information provided by the exchange agent for the exchange offer, approximately $19.1 million aggregate principal amount of the Debentures has been tendered for exchange.

     Sea Containers has waived the condition requiring not less than 50% of the Debentures to be tendered, and it is expected that the exchange offer will close on Tuesday, July 29, 2003. Upon the closing, Sea Containers will cancel the Debentures accepted for exchange and will issue an equal aggregate principal amount of 12-1/2% Senior Notes due 2009. The 12-1/2% Senior Notes will be listed on the New York Stock Exchange (CUSIP No. 811371 AM 5).




                                     -ENDS-



 Sea Containers Ltd., 41 Cedar Avenue, P.O. Box HM 1179, Hamilton, Bermuda HMEX

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